SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (date of earliest event reported) March 31, 2003



                            ATX COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                     000-49899                13-4078506
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

                   50 Monument Road, Bala Cynwyd, PA      19004
               (Address of principal executive offices) (Zip code)

                                 (610) 668-3000

              (Registrant's telephone number, including area code)

      CORECOMM HOLDCO, INC., 110 East 59th Street, New York, New York 10022
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events

On March 31, 2003, ATX Communications, Inc. (the "Company") and its subsidiaries entered into a Fourth Amendment and Waiver (the "Amendment") to its Credit Agreement (the "Credit Agreement") dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001, the Second Amendment dated as of December 14, 2001 and the Third Amendment dated as of March 29, 2002 among CCL Historical, Inc., formerly named CoreComm Limited, the Company, CoreComm Communications, Inc., the lenders party thereto and the administrative agent and collateral agent party thereto. Under the Amendment, the Lenders (as defined in the Credit Agreement) agreed to defer interest and principal payments on the outstanding loans during the period beginning March 12, 2003 until February 2, 2004, during which time the loans will accrue interest at the Alternate Base Rate (as defined in the Credit Agreement) plus 5.5%, which is approximately 9.75%. During such period, the Lenders also agree to waive and/or amend certain financial covenants set forth in the Credit Agreement, in order to better reflect the Company's current operations. The Company intends to utilize the increased liquidity afforded by the Amendment to invest in several areas of its core operations. In addition, during this period, the Company intends to seek and consider strategic alternatives intended to reduce the Company's overall indebtedness, including amounts under the Credit Agreement.

Although this Amendment provides the Company with significant relief from cash obligations under the Credit Agreement until February 2, 2004, there can be no assurance that the financial and other covenants under the facility will continue to be met, that the Company will be successful identifying or implementing one or more strategic alternatives to reduce the Company's indebtedness, or that the Company will have the cash available to fund the required deferred interest and principal payments on or before February 2, 2004, the date on which such payments become due.


Item 7(c). Exhibits

10.01 Fourth Amendment and Waiver, dated as of March 31, 2003 to the Credit Agreement, dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001, the Second Amendment dated as of December 14, 2001 and the Third Amendment dated as of March 29, 2002 among CCL Historical, Inc., formerly named CoreComm Limited, the Company, CoreComm Communications, Inc., the lenders party thereto and the administrative agent and collateral agent party thereto.

Cautionary Statement Regarding Forward Looking Statements

         This document contains certain forward-looking statements that involve substantial risks and uncertainties. All statements regarding the Company's expected future financial position, results of operations, cash flows, restructuring and financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as

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"anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may,"
"could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ from the Company's expectations.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2003                    ATX COMMUNICATIONS, INC.
                                        (Registrant)


                                        By: /s/ Thomas J. Gravina
                                            ------------------------------
                                            Name:  Thomas J. Gravina
                                            Title: President and Chief
                                                   Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.         Description

10.01 Fourth Amendment and Waiver, dated as of March 31, 2003 to the Credit Agreement, dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001, the Second Amendment dated as of December 14, 2001 and the Third Amendment dated as of March 29, 2002 among CCL Historical, Inc., formerly named CoreComm Limited, the Company, CoreComm Communications, Inc., the lenders party thereto and the administrative agent and collateral agent party thereto. -